List of Subsidiaries
                                       of

                       SMART CHOICE AUTOMOTIVE GROUP, INC.




              Subsidiary                       State of Incorporation

 Dealer Development Services, Inc.                     Florida
 Dealers Insurance Services, Inc.                      Florida
 Easy Pay Insurance, Inc.                              Florida
 Eckler Corvette Sales, Inc.                           Florida
 Eckler Industries, Inc.                               Florida
 Eckler's Racing Bodies, Inc.                          Florida
 First Choice Auto Finance, Inc.                       Florida
 First Choice Melbourne 1, Inc.                        Florida
 First Choice Stuart 1, Inc.                           Florida
 First Choice Stuart 2, Inc.                           Florida
 Florida Finance Group, Inc.                           Florida
 Liberty Finance Company                               Florida
 Premium Bonding & Ins. Services, Inc.                 Florida
 Smart Cars, Inc.                                      Florida
 Smart Choice Holdings, Inc.                           Delaware
 Smart Choice Receivables Holding, Inc.                Delaware
 Team Automobile Sales & Finance, Inc.                 Florida